UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 6, 2026
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sixth Amendment to Credit Agreement and Third Amendment to Guaranty and Security Agreement
On May 6, 2026, Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into the Sixth Amendment to Credit Agreement and Third Amendment to Guaranty and Security Agreement (the “Amendment”) among the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as administrative agent, swingline lender and L/C issuer (the “Agent”), and a group of lenders party thereto. The Amendment amends the Credit Agreement, dated as of April 5, 2022 (as amended prior to the Amendment, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), and the Guaranty and Security Agreement, dated as of April 5, 2022, as amended prior to the Amendment, which secures the obligations under the Credit Agreement in favor of the Agent for the benefit of the lenders and other secured parties. Terms not otherwise defined below will have the meaning as set forth in the Amended Credit Agreement.
The Amendment, among other things, amends the margins for interest under Credit Agreement, pursuant to which the term loan and advances under the revolving credit facility can be either secured overnight financing rate (“SOFR”) loans or base rate loans. Pursuant to the Amendment, SOFR loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum equal to the term SOFR for such calculation period plus a margin ranging from 1.00% to 2.75%, based on the levels of Consolidated Net Leverage Ratio. Base rate loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate,” and (iii) term SOFR rate for a one-month tenor plus 1.00%, subject to the interest rate floors set forth in the Amended Credit Agreement, plus a margin ranging from 0.00% to 1.75%, based on the levels of Consolidated Net Leverage Ratio.
The Amendment also amends the definition of Consolidated Net Leverage Ratio and modifies the provisions for the mandatory prepayment of the loans with the net proceeds of asset sales and certain negative covenants, including such covenants on indebtedness, investments, and restricted payments, in each case tightening the restrictions on the Company and its subsidiaries during the period beginning on the effective date of the Amendment and ending on the date a compliance certificate is delivered by the Company for the fiscal quarter ending June 30, 2028, provided that no default or event of default has occurred and is continuing on such date of delivery (the “Covenant Relief Period”), which Covenant Relief Period also provides the Company with additional cushion to satisfy its financial covenant requirements.
Under the Amendment, the Company is required to maintain (i) a Consolidated Net Leverage Ratio not to exceed (a) 5.00 as of the end of each fiscal quarter ending July 3, 2026 through January 1, 2027, (b) 4.75 as of the end of each fiscal quarter ending April 2, 2027 through July 2, 2027, (c) 4.50 as of the end of each fiscal quarter ending October 1, 2027 through December 31, 2027, (d) 4.25 as of the end of fiscal quarter ending March 31, 2028, and (e) 4.00 as of the end of the fiscal quarters ending June 30, 2028 and thereafter, each of which will be, at the Company’s election, increased by 0.50 (but not to exceed 4.50) for the four fiscal quarters after the consummation of certain permitted acquisitions exceeding $75.0 million (provided that such increase is not permitted during the Covenant Relief Period), and (ii) a Consolidated Interest Coverage Ratio of not less than (a) 2.50 as of the end of each fiscal quarter ending July 3, 2026 through June 30, 2028, and (b) 2.75 as of the end each fiscal quarter ending September 29, 2028 and thereafter.
The foregoing summary of the material terms and conditions of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Amendment which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On May 7, 2026, Fox Factory Holding Corp. (the “Company”) issued a press release containing the Company’s financial results for its first fiscal quarter ended April 3, 2026. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information furnished with Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement and Third Amendment to Guaranty and Security Agreement, dated May 6, 2026, among Fox Factory Holding Corp. and certain of its subsidiaries, Wells Fargo Bank, National Association, and other financial institutions party thereto.
99.1	Press Release, dated May 7, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 7, 2026	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer